Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Reports

Second Quarter Fiscal 2018 Financial Results

SPRINGFIELD, Mass., December 7, 2017 — American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the second quarter fiscal 2018, ended October 31, 2017.

Second Quarter Fiscal 2018 Financial Highlights

•	Quarterly net sales were $148.4 million, in-line with the company’s guidance range, compared with $233.5 million for the second quarter last year, a decrease of 36.4%.

•	Gross margin for the quarter was 34.2% compared with 41.8% for the second quarter last year.

•

Quarterly GAAP net income was $3.2 million, or $0.06 per diluted share, compared with net income of $32.5 million, or $0.57 per diluted share, for the comparable quarter last year. Second quarter 2018 and 2017 GAAP net income per diluted share include expenses of $2.8 million and $3.0 million, respectively, for amortization, net of tax, related to acquisitions.

•

Quarterly Non-GAAP net income was $6.3 million, or $0.11 per diluted share, compared with $39.1 million, or $0.68 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments to net income exclude a number of acquisition-related costs, including amortization, fair value inventory step-up and backlog expense, one-time transition costs, and discontinued operations, as well as the associated tax effect on non-GAAP adjustments. For a detailed reconciliation, see the schedules that follow in this release.

•	Quarterly non-GAAP Adjusted EBITDAS was $23.1 million, or 15.5% of net sales, compared with $72.4 million, or 31.0% of net sales, for the comparable quarter last year.

•

During the second quarter, the company completed the purchase of substantially all of the assets of Gemini Technologies, Incorporated (“Gemtech”), a provider of high quality suppressors and accessories for the consumer, law enforcement, and military markets, for $10.9 million. The company also completed the purchase of substantially all of the assets of Fish Tales, LLC, a provider of premium sportsman knives and tools for fishing and hunting, including the knife brand, Bubba Blade™, for approximately $12.1 million.

James Debney, American Outdoor Brands Corporation President and Chief Executive Officer, commented, “Our results for the second quarter were within our guidance range despite challenging market conditions. Lower shipments in our Firearms business reflected a significant reduction in wholesaler and retailer orders versus the prior year, and were partially offset by higher revenue in our Outdoor Products & Accessories business. Total revenue for the quarter faced a challenging comparison to last year, when we believe strong consumer demand was driven by personal safety concerns and pre-election fears of increased firearm legislation.”

“In Firearms, shipments of our new M&P branded polymer products in full-size, compact, and concealed carry models helped to offset lower orders in other product categories. While we were pleased that our firearm inventory at distributors declined slightly during the quarter, we believe that orders were negatively impacted by heightened channel inventory from multiple manufacturers at retail. As expected, our internal inventories peaked during the quarter, as we prepared for a number of new firearm product launches. Since then, we have reduced our internal production output levels and our outsourced capacity to help lower inventories and better balance production to demand. For the second half of fiscal 2018, our focus remains on ensuring that our internal manufacturing resources are aligned with demand. In addition, we intend to introduce several exciting new products, and execute on long-term organic growth initiatives that support our vision of being the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast,” concluded Debney.

Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer, commented, “We ended the quarter with cash of $68.2 million and net debt of approximately $223 million. While cash flow for our second quarter was flat, as expected, we are forecasting positive cash flow for the balance of our fiscal year, as we lower our internal inventory levels in conjunction with the upcoming holiday buying season, new product launches, and winter distributor buying shows which take place during our fourth fiscal quarter.”

Financial Outlook

AMERICAN OUTDOOR BRANDS CORPORATION

NET SALES AND EARNINGS PER SHARE GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Three Months Ending January 31, 2018		Range for the Year Ending April 30, 2018
Net sales (in thousands)	$170,000	$180,000	$650,000	$675,000

GAAP income per share — diluted	$0.01	$0.04	$0.33	$0.43
Amortization of acquired intangible assets	0.10	0.10	0.38	0.38
Acquisition-related costs	—	—	0.01	0.01
Transition costs	—	—	0.01	0.01
Change in contingent consideration	—	—	(0.02)	(0.02)
Tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.14)	(0.14)

Non-GAAP income per share — diluted	$0.07	$0.10	$0.57	$0.67

Conference Call and Webcast

The company will host a conference call and webcast today, December 7, 2017, to discuss its second quarter fiscal 2018 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference code 2598827. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.aob.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for our company and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) discontinued operations, (iv) changes in contingent consideration liabilities, (v) acquisition-related costs, (vi) inventory step-up and backlog expense, (vii) tax effect of non-GAAP adjustments, (viii) net cash (used in)/provided by operating activities, (ix) net cash used in investing activities, (x) receipts from note receivable, (xi) interest expense (xii) income tax (benefit)/expense, (xiii) depreciation and amortization, and (xiv) stock-based compensation expense; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating our financial measures on a GAAP basis.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun and long gun products sold under the Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands as well as provides forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories provides shooting, hunting, and outdoor accessories, including reloading, gunsmithing, and gun cleaning supplies, tree saws, vault accessories, knives, laser sighting systems, tactical lighting products, and survival and camping equipment. Brands in Outdoor Products & Accessories include Smith & Wesson®, M&P®, Thompson/Center Arms™, Crimson Trace®, Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, Hooyman® Premium Tree Saws, BOG POD®, Golden Rod® Moisture Control, Schrade®, Old Timer®, Uncle Henry®, Imperial®, Bubba Blade®, and UST™. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our strategy to continue growing and balancing our business across the shooting, hunting, and rugged outdoor enthusiast market; our belief that total revenue for the quarter faced a challenging comparison to last year’s heightened levels of firearms demand which we believe was driven by concerns for personal safety and the potential for increased firearm legislation; our belief that lower shipments in our Firearms business were due to a softening in wholesaler and retailer orders compared to last year; our belief that heightened channel inventory from multiple manufacturers at retail locations contributed to lower orders in the quarter; our belief that we are focused on executing our long-term strategic initiatives, which support our vision of being the leading provider of quality products for the shooting, hunting and rugged outdoor enthusiast; our belief that we will generate positive cash flow for the balance of our fiscal year; and our expectations for net sales, GAAP income per diluted share, amortization of acquired intangible assets, acquisition-related costs, transition costs, change in contingent consideration, tax effect of non-GAAP adjustments, and non-GAAP income per diluted share for the third quarter of fiscal 2018 and for fiscal 2018. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 630,000 square foot national distribution center; our ability to introduce new products including our new M&P branded polymer products in full-size, compact and concealed carry models; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2017.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
	(In thousands, except per share data)
Net sales	$148,427	$233,528	$277,448	$440,479
Cost of sales	97,628	135,923	186,017	255,305

Gross profit	50,799	97,605	91,431	185,174

Operating expenses:
Research and development	2,746	2,698	5,532	4,851
Selling and marketing	15,351	12,527	27,069	21,721
General and administrative	24,713	30,229	54,041	53,926

Total operating expenses	42,810	45,454	86,642	80,498

Operating income	7,989	52,151	4,789	104,676

Other (expense)/income, net:
Other (expense)/income, net	(3)	(30)	1,295	(30)
Interest expense, net	(2,963)	(2,175)	(5,354)	(4,188)

Total other (expense)/income, net	(2,966)	(2,205)	(4,059)	(4,218)

Income from operations before income taxes	5,023	49,946	730	100,458
Income tax expense/(benefit)	1,789	17,463	(337)	32,752

Net income	3,234	32,483	1,067	67,706
Net income per share:
Basic	$0.06	$0.58	$0.02	$1.21

Diluted	$0.06	$0.57	$0.02	$1.18

Weighted average number of common shares outstanding:
Basic	54,044	56,231	53,975	56,140
Diluted	54,656	57,136	54,800	57,145

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	October 31, 2017	April 30, 2017
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$68,171	$61,549
Accounts receivable, net of allowance for doubtful accounts of $1,301 on October 31, 2017 and $598 on April 30, 2017	81,771	108,444
Inventories	178,946	131,682
Prepaid expenses and other current assets	7,630	6,123
Income tax receivable	11,280	10,643

Total current assets	347,798	318,441

Property, plant, and equipment, net	143,774	149,685
Intangibles, net	123,419	141,317
Goodwill	191,098	169,017
Other assets	10,174	9,576

	$816,263	$788,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,522	$53,447
Accrued expenses	37,312	51,686
Accrued payroll and incentives	9,629	21,174
Accrued income taxes	230	726
Accrued profit sharing	2,605	13,004
Accrued warranty	5,170	4,908
Current portion of notes and loans payable	81,300	6,300

Total current liabilities	181,768	151,245
Deferred income taxes	21,334	25,620
Notes and loans payable, net of current portion	207,992	210,657
Other non-current liabilities	7,738	7,352

Total liabilities	418,832	394,874

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—

Common stock, $.001 par value, 100,000,000 shares authorized, 72,280,952 shares issued and 54,114,090 shares outstanding on October 31, 2017 and 72,017,288 shares issued and 53,850,426 shares outstanding on April 30, 2017	72	72
Additional paid-in capital	248,918	245,865
Retained earnings	370,231	369,164
Accumulated other comprehensive income	585	436
Treasury stock, at cost (18,166,862 shares on October 31, 2017 and April 30, 2017)	(222,375)	(222,375)

Total stockholders’ equity	397,431	393,162

	$816,263	$788,036

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	October 31, 2017	October 31, 2016
	(In thousands)
Cash flows from operating activities:
Net income	$1,067	$67,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,317	23,772
Loss on sale/disposition of assets	34	104
Provision for losses on accounts receivable	354	308
Change in contingent consideration	(1,300)	—
Stock-based compensation expense	4,179	3,918
Changes in operating assets and liabilities (net effect of acquisitions):
Accounts receivable	27,112	(3,538)
Inventories	(42,581)	(14,349)
Prepaid expenses and other current assets	(1,362)	(2,775)
Income taxes	(1,133)	(9,676)
Accounts payable	(8,725)	1,111
Accrued payroll and incentives	(11,640)	(4,728)
Accrued profit sharing	(10,399)	(4,699)
Accrued expenses	(13,084)	4,235
Accrued warranty	262	116
Other assets	(362)	(183)
Other non-current liabilities	609	52

Net cash (used in)/provided by operating activities	(30,652)	61,374

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(23,016)	(178,059)
Refunds on machinery and equipment	—	5,083
Receipts from note receivable	—	43
Payments to acquire patents and software	(254)	(425)
Proceeds from sale of property and equipment	6	—
Payments to acquire property and equipment	(9,863)	(23,312)

Net cash used in investing activities	(33,127)	(196,670)

Cash flows from financing activities:
Proceeds from loans and notes payable	75,000	50,000
Cash paid for debt issuance costs	—	(525)
Payments on capital lease obligation	(323)	(298)
Payments on notes and loans payable	(3,150)	(28,150)
Proceeds from Economic Development Incentive Program	—	101
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	1,058	948
Payment of employee withholding tax related to restricted stock units	(2,184)	(4,163)

Net cash provided by financing activities	70,401	17,913

Net increase/(decrease) in cash and cash equivalents	6,622	(117,383)
Cash and cash equivalents, beginning of period	61,549	191,279

Cash and cash equivalents, end of period	$68,171	$73,896

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,844	$3,802
Income taxes	1,257	42,609

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	October 31, 2017		October 31, 2016		October 31, 2017		October 31, 2016
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$50,799	34.2%	$97,605	41.8%	$91,431	33.0%	$185,174	42.0%
Fair value inventory step-up and backlog expense	91	0.1%	3,824	1.6%	91	0.0%	3,824	0.9%

Non-GAAP gross profit	$50,890	34.3%	$101,429	43.4%	$91,522	33.0%	$188,998	42.9%

GAAP operating expenses	$42,810	28.8%	$45,454	19.5%	$86,642	31.2%	$80,498	18.3%
Amortization of acquired intangible assets	(4,268)	-2.9%	(4,566)	-2.0%	(9,953)	-3.6%	(7,110)	-1.6%
Transition costs	(79)	-0.1%	—	—	(391)	-0.1%	—	—
Discontinued operations	—	—	(23)	0.0%	—	—	(44)	0.0%
Acquisition-related costs	(259)	-0.2%	(1,824)	-0.8%	(676)	-0.2%	(3,156)	-0.7%

Non-GAAP operating expenses	$38,204	25.7%	$39,041	16.7%	$75,622	27.3%	$70,188	15.9%

GAAP operating income	$7,989	5.4%	$52,151	22.3%	$4,789	1.7%	$104,676	23.8%
Fair value inventory step-up and backlog expense	91	0.1%	3,824	1.6%	91	0.0%	3,824	0.9%
Amortization of acquired intangible assets	4,268	2.9%	4,566	2.0%	9,953	3.6%	7,110	1.6%
Transition costs	79	0.1%	—	—	391	0.1%	—	—
Discontinued operations	—	—	23	0.0%	—	—	44	0.0%
Acquisition-related costs	259	0.2%	1,824	0.8%	676	0.2%	3,156	0.7%

Non-GAAP operating income	$12,686	8.5%	$62,388	26.7%	$15,900	5.7%	$118,810	27.0%

GAAP net income	$3,234	2.2%	$32,483	13.9%	$1,067	0.4%	$67,706	15.4%
Fair value inventory step-up and backlog expense	91	0.1%	3,824	1.6%	91	0.0%	3,824	0.9%
Amortization of acquired intangible assets	4,268	2.9%	4,566	2.0%	9,953	3.6%	7,110	1.6%
Transition costs	79	0.1%	—	—	391	0.1%	—	—
Discontinued operations	—	—	23	0.0%	—	—	44	0.0%
Acquisition-related costs	259	0.2%	1,824	0.8%	676	0.2%	3,156	0.7%
Change in contingent consideration	—	—	—	—	(1,300)	-0.5%	—	—
Tax effect of non-GAAP adjustments	(1,672)	-1.1%	(3,583)	-1.5%	(3,532)	-1.3%	(4,611)	-1.0%

Non-GAAP net income	$6,259	4.2%	$39,137	16.8%	$7,346	2.6%	$77,229	17.5%

GAAP net income per share - diluted	$0.06		$0.57		$0.02		$1.18
Fair value inventory step-up and backlog expense	—		0.07		—		0.07
Amortization of acquired intangible assets	0.08		0.08		0.18		0.12
Transition costs	—		—		0.01		—
Discontinued operations	—		—		—		—
Acquisition-related costs	—		0.03		0.01		0.06
Change in contingent consideration	—		—		(0.02)		—
Tax effect of non-GAAP adjustments	(0.03)		(0.06)		(0.06)		(0.08)

Non-GAAP net income per share - diluted (a)	$0.11		$0.68 (a)		$0.13 (a)		$1.35

(a)	Non-GAAP net income per share does not foot due to rounding.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Net cash (used in)/provided by operating activities	$3,840	$20,764	$(30,652)	$61,374
Net cash used in investing activities	(28,339)	(185,555)	(33,127)	(196,670)
Acquisition of businesses, net of cash acquired	23,016	178,059	23,016	178,059
Receipts from note receivable	—	(22)	—	(43)

Free cash flow	$(1,483)	$13,246	$(40,763)	$42,720

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
GAAP net income	$3,234	$32,483	$1,067	$67,706
Interest expense	3,033	2,313	5,423	4,367
Income tax expense/(benefit)	1,789	17,463	(337)	32,752
Depreciation and amortization	12,304	12,384	25,831	22,488
Stock-based compensation expense	2,289	2,126	4,179	3,918
Fair value inventory step-up and backlog expense	91	3,824	91	3,824
Acquisition-related costs	259	1,824	676	3,156
Discontinued operations	—	23	—	44
Transition costs	79	—	391	—
Change in contingent consideration	—	—	(1,300)	—

Non-GAAP Adjusted EBITDAS	$23,078	$72,440	$36,021	$138,255